Item 5.       Other Events.
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     On March 15, 2001,  the Company was advised by  Perks.com,  Inc.  ("Perks")
that Perks had elected to terminate the Agreement and Plan of Merger which it entered into with the Company on December 8, 2000, as amended. The Company has acknowledged the termination by Perks and, accordingly, the transaction will not be pursued.